SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                        ---------------

                          FORM 8-K/A

                        CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2003.

                       ---------------

                      INNOVO GROUP INC.
  -------------------------------------------------------

                       ---------------
  (Exact name of registrant as specified in its charter)



Delaware                    5199                11-2928178
--------------------------------------------------------------
(State or other    (Primary Standard         (IRS Employer
of incorporation) Industrial Classification Identification No.)
                      Code Number)



             5900 S. Eastern Ave., Suite 124
                   Commerce, CA 90040

------------------------------------------------------------
                     ---------------
   (Address of principal executive offices) (Zip Code)

   Registrant's telephone number, including area code:
                     (323) 725-5516

                           N/A

---------------------------------------------------------

  (Former Name or Former Address, if Changed Since Last
                         Report)

Item 2.  Acquisition or Disposition of Assets

     On July 17, 2003, the registrant, through its wholly
owned  subsidiary  Innovo Azteca  Apparel  Inc.  ("IAA"),
purchased    certain   assets   of   Azteca    Production
International  Inc.'s ("Azteca") Blue  Concepts  Division
(the   "Blue  Concepts  Division").   Azteca's  The  Blue
Concepts  Division is engaged in the design and  sale  of
denim   and  other  related  apparel  and  products   for
wholesale   distribution.      As   payment    for    the
acquisition, IAA issued a promissory note to Azteca for $21.8 million that, subject to stockholder approval, is partially convertible into shares of Innovo common stock.

     This Form 8-K/A amends the current report on Form 8-
K/A filed with the Securities and Exchange Commission on September 30, 2003 to delete the last sentence of the third paragraph of Note 3 to Financial Statements under sub-paragraph (a)(iii) of Item 7(a) Finacial Statements of Business Acquired of Form 8-K.


Item 7. Financial Statements, Pro Forma Financial
Information and Exhibits

(a)  Financial Statements of Business Acquired

     Financial Statements of Azteca Production
     International Inc. Blue Concepts Division

     (i)  Report of Independent Auditors

     (ii) Statements ofr Revenues, Direct Expenses and
          Identified Corporate Expenses Before Interest and Taxes for the years ended January 31, 2003, 2002 and 2001

     (iii) Notes to the Financial Statements


(b)  Unaudited Pro Forma Financial Information

     (i)  Introduction to Unaudited Pro Forma Condensed
          Combined Financial Information

     (ii) Unaudited Pro Forma Condensed Combined Statement of
          Operations for the six months ended May 31, 2003

     (iii)Unaudited Pro Forma Condensed Combined Statement of
          Operations for the year ended November 30, 2002

     (iv) Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2003

     (v)  Notes to Unaudited Pro Forma Condensed Financial
          Information

Report of Independent Auditors

Shareholders
Azteca Productions International Inc.


We have audited the accompanying statement of revenues, direct expenses and identified corporate expenses before interest and taxes of the Blue Concepts division of Azteca Production International Inc. (the "Business") for the years ended January 31, 2003, 2002, and 2001. These financial statements are the responsibility of Azteca
Production International Inc.'s ("Azteca") management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the revenues, direct expenses and identified corporate expenses before interest and taxes for the years ended January 31, 2003, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, the Business comprises a division of Azteca. The Business receives managerial, administrative and other support from Azteca and certain expenses included in the financial statements represent allocations of amounts from Azteca. Accordingly, the results of the revenues, direct expenses and identified corporate expenses before interest and taxes of the business may not be indicative of conditions that would have existed or results that would have occurred had the Business operated as a separate stand-alone entity.


                                    /s/ Ernst & YoungLLP

Los Angeles, California
August 15, 2003

    Azteca Productions International Inc. Blue Concept Division
      Statements of Revenues, Direct Expenses, and Identified
          Corporate Expenses Before Interest and Taxes

                                      Year ended January 31
                                     2003          2002        2001
                                     ----          ----        ----

Net sales                       $75,887,459   $50,591,809   $27,788,987
Cost of goods sold               61,433,954    40,178,379    21,290,309
                                 ----------    ----------    ----------
Gross profit                     14,453,505    10,413,430     6,498,678

Direct expenses                   1,747,648     1,978,973     1,930,351
Identified corporate expenses     3,228,749     3,259,188     1,268,432
                                 ----------    ----------    ----------
Total Expenses                    4,976,397     5,238,161     3,198,783

Income before interest and
taxes                            $9,477,108    $5,175,269    $3,299,895
                                  ---------     ---------     ---------
                                  ---------     ---------     ---------


The accompanying notes are an integral part of these financial statements.

1. Organization and Operations

Azteca Production International Inc.'s ("Azteca") Blue
Concepts division (the "Business") is engaged in the design and sale of denim and other related apparel and products, primarily to one customer, American Eagle
Outfitters ("AEO").  Historically, Azteca Productions
International Inc. (Azteca), through a subsidiary, has manufactured or arranged for the manufacture of goods sold by the Bbusiness.

2. Basis of Presentation and Summary of Significant
Accounting Polices

Basis of Presentation

Historically, the Business conducted its operations as a component of Azteca. The Business was not a "stand-alone" division or subsidiary of Azteca and was not generally accounted for separately. As a result, the distinct and separate accounts necessary to present individual balance sheets and income statements of the business for the years ended January 31, 2003, 2002, and 2001 have not been maintained.

The Business does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. Corporate, general and administrative expenses have not been previously allocated to the business. For purposes of preparing the accompanying financial statements, certain of these corporate costs along with other administrative and warehouse expenses were allocated using allocation methods (see Note 2). As
Azteca's systems and procedures do not provide sufficient information to develop a reasonable cost allocation for income taxes, corporate debt and interest expense, such amounts have been omitted. The historical financial statements may not be an indicator of future results for the Business subsequent to the acquisition discussed in
Note 3 below.

With respect to cash flows, inventory purchases, payroll, and other expenditures are funded by Azteca. Accordingly, the Business does not maintain cash accounts.

Financial Statement Presentation

Due to the limitations noted above, the financial statements include the Statements of Revenues, Direct
Expenses and Identified Corporate Expenses before
Interest and Taxes, including all corporate cost allocations for which a reasonable method of allocating the cost to the operations can be developed.

A Statement of Cash Flows is not presented, as the Business has essentially no separately identified cash flows.

A Statement of Assets Acquired is not presented, as the assets acquired (See Note 3) have no historical accounting basis. On July 17, 2003 the sale of the Business' assets was completed. Pursuant to the terms of the closing, Innovo Group IncIAA (Innovo) acquired from Azteca, the Business' customer list, the right to manufacture and market all of the Business' current products, and the goodwill of the Business, and entered into certain non-compete and non-solicitation agreements associated with the Business.

Revenue Recognition

Revenues are recognized at the point that title transfers, which is when the Business ships products to its customers, net of anticipated returns, allowances, and discounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, revenues and expenses during the reported period. Actual results could differ from those estimates. Sales returns and allowances and corporate cost allocations of certain selling, general and administrative expenses represent significant estimates.

Shipping and Handling Costs

Freight charges are included in identified corporate expenses in the statements of revenues, direct expenses, and identified corporate expenses before interest and taxes and amounted to $171,390, $114,302, and $40,448 for the years ended January 31, 2003, 2002, and 2001, respectively.

Corporate Allocations

The Business does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. The Business does record certain corporate expenses related primarily to employee payroll and benefits. For purposes of preparing the financial information for the Business, certain expenses of Azteca were allocated based upon a variety of factors, which include pro rata sales of the Business, headcount measures, and the identification of costs specifically attributable to the Business. Management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, the Business's results of revenues, direct expenses and identified corporate expenses before interest and taxes may not be indicative of conditions that would have existed or results that would have occurred had the Business operated as a separate stand alone entity.

The following represents a summary of the corporate costs
allocated to the
Business which were included in the Statements of
Revenues, Direct Expenses and
Identified Corporate Expenses before Interest and Taxes
for the years ended
January 31:
                                    2003       2002       2001
                                   ------     ------     ------
Identified corporate expenses   $3,228,749  $3,259,188  $1,268,432

3. Sale of the Business

On July 17, 2003, Innovo Group Inc. ("IGI") through its
subsidiary Innovo Azteca Apparel, Inc. ("IAA") entered
into an asset purchase agreement ("APA") with Azteca,
Hubert Guez and Paul Guez, whereby IAA acquired the Blue
Concepts divisionsegment of Azteca.   Hubert Guez and
Paul Guez are substantial stockholders of IGI, and together have a controlling interest in Azteca. As of March 25, 2003, Hubert Guez and his affiliates beneficially own approximately 35% of IGI's common stock on a fully diluted basis.

Pursuant to the terms of the agreement, the purchase price to be paid by IAA for the Business is $21.8 million, subject to adjustment, as noted below. Additionally, IAA will employ the existing employees of the Business but will not assume any of the Business or Azteca's existing liabilities. The purchase price has been funded through the issuance of a seven-year promissory note (the Note). The Note bears interest at a rate of 6% and requires payment of interest only during the first 24 months and then is fully amortizing over the remaining five-year period. The terms of the transaction further allow IGI, upon shareholder approval, to convert a portion of the Note into equity through the issuance of 3,125,000 shares of Company common stock valued at the greater of $4 per share or the market value of the Company's common stock at the date shareholder approval is obtained. In the event shareholder approval is obtained, the Note will be reduced to $9.3 million and the shares issued pursuant to the conversion will be subject to certain lock-up periods.

In the event that sales of the Business fall below $70 million during the first 17 month period (Period I) following the closing of the acquisition, or $65 million during the 12 month period (Period II) following Period
I, certain terms of the APA allow for a reduction in the purchase price through a decrease in the principal balance of the Note and/or the return of certain locked-up shares of IGI's common stock. In the event the Note is reduced during Period I and the sales of the Business in Period II are greater than $65 million, the Note shall be increased by half of the amount greater than $65 million but in no event shall the Note be increased by an amount greater than the decrease in Period I.

In the event the principal amount of the Note needs to be reduced beyond the outstanding principal balance of such Note, then an amount of the locked-up shares equal to the balance of the required reduction shall be returned to IGI. For these purposes, the locked-up shares shall be valued at $4.00 per share. Additionally, if during the 12 month period following the closing, AEO is no longer a customer of IAA, the locked-up shares will be returned to IGI, and any amount remaining on the balance of the Note will be forgiven.

If the revenues of the Business decrease to $35 million or less during Period I or Period II, IAA shall have the right to sell the purchased assets back to Azteca, and Azteca shall have the right to buy back the purchased assets for the remaining balance of the Note and any and all locked-up shares shall be returned to IGI.

As part of the transaction, IAA entered into a two year,
renewable, non-exclusive supply agreement ("Supply
Agreement") with AZT International SA de CV, a Mexican
corporation and a wholly owned affiliate of Azteca, for
products to be sold by the Business. In addition, IAA
will pay to Sweet Sportswear, LLC, an entity owned 50% by
Hubert Guez and 50% by Paul Guez, an an amount equal to
2.5% of IAA's revenues generated as a result of sales to
AEO.   While Paul Guez will not become an employee or
officer of IAA, he will continue to serve as a liaison between IAA and Azteca for the purpose of facilitating the transaction of the Business from Azteca to IAA, and will continue to maintain a working relationship on a going forward basis with Azteca, its subsidiary AZT, and IAA as an interested party to these entities.

4.   Statement of Assets Acquired (Unaudited)

The Blue Concepts transaction was accounted for under the purchase method of accounting, accordingly, the purchase price was allocated to the various assets purchased at their estimated fair values at the date of acquisition as follows:


Total preliminary purchase price             $21,800,000

Identifiable Intangible Assets:
     Value of in-house purchase orders   $   511,432
     Customer list                       $10,400,000
     Non-compete agreement               $   700,000
                                          ----------
Total identifiable intangible assets         $ 11,611,432

Goodwill                                     $ 10,188,568


The purchase price was funded through a seven-year promissory note bearing interest at 6%. The entire purchase price was allocated to identifiable intangible assets and goodwill as no tangible assets were acquired.
Based on a preliminary valuation performed by an independent third party, the purchase price was preliminarily allocated to intangible assets including:
customer list with an estimated useful life of 10 years, with amortization calculated on a straight-line basis;
non-compete agreement with an estimated useful life of 4 years, with amortization calculated on a straight-line basis; value of in-house purchase orders with a life of less than 1 year; and goodwill not subject to amortization of $10,188,568. In accordance with Statement of Financial Accounting Standards No. 142
"Goodwill and Other Intangible Assets", goodwill and other intangible assets should be tested for impairment using a two-step process. The first step is to determine the fair value of the reporting unit, which may be calculated using a discounted cash flow methodology, and compare this value to its carrying value. If the fair value exceeds the carrying value, no further work is required and no impairment loss would be recognized. The second step is an allocation of the fair value of the reporting unit to all of the reporting unit's assets and liabilities under a hypothetical purchase price allocation. The Company will test for impairment of intangibles in the fourth quarter.

Item 7. (b) Unaudited Pro Forma Condensed Combined
 Financial Information

The following unaudited pro forma condensed combined statement of operations sets forth the combined results of operations for Innovo Group, Inc. (Innovo) and the Blue Concepts division (the "Business") using the purchase method of accounting and assumes that the combination was consummated as of the beginning of the earliest period presented.

The unaudited pro forma information combines the historical statement of operations of Innovo for the six months ended May 31, 2003 and the fiscal year ended
November 30, 2002 (Innovo Historical) with the historical statements of revenues and direct expenses before interest and taxes of the Business for the six months ended May 31, 2003 and the fiscal year ended January 31, 2003 (Blue Concepts Historical), respectively.

The unaudited pro forma balance sheet includes the historical balance sheet of Innovo as of May 31, 2003 with pro forma adjustments to reflect the acquisition of the assets and liabilities of the Business as if the acquisition took place on May 31, 2003.

The information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the combination been in effect during those periods or which may be reported in the future, in part due to the omission of certain expenses including interest expenses and income tax expense. The pro forma financial information also includes expenses allocated from Azteca to the Business, which may not be indicative of future results which will include actual expenses. The majority of products sold by the Business historically were manufactured by or sourced through subsidiaries of Azteca. Innovo has entered into a two-year, renewable, non-exclusive supply agreement pursuant to which AZT International S.A. de C.V., a Mexican corporation and wholly-owned subsidiary of Azteca, will manufacture and supply Innovo with certain products formerly manufactured for the Business at a cost that allows Innovo an initial margin per unit of at least fifteen percent (15%). In addition, Innovo is obligated to pay a fee of 2.5% of revenues of the Business to, Sweet Sportswear, LLC, an entity owned by the controlling members of Aztecaaffiliate of Azteca. Such fee has not been reflected in the historical financial statements of the Business nor is it included in the pro forma statement of operations. As such, the future cost of goods will differ from the historical costs reflected in the pro forma financial statements.

The statements should be read in conjunction with the historical financial statements and notes thereto which, for the Business, have been included elsewhere herein and, for the Company, in its Annual Report on Form 10-K.

                       Innovo Group Inc.
Unaudtied Pro Forma Condensed Combined Statement of Operations
             (in thousands, except per share data)



                         Innovo Historical     Blue Concepts Historical
                          Six Months Ended         Six Months Ended         Pro Forma    Pro Forma
                            May 31, 2003             May 31, 2003          Adjustments     Total
                            ------------             ------------          -----------     -----
Net sales                   $     23,928             $     39,360          $         -     $ 63,288

Cost of goods sold                17,162                   31,399                    -       48,561
                             -----------              -----------           ----------      -------
Gross profit                       6,766                    7,961                    -       14,727

Operating expenses:

Selling, general and
 administrative                    6,532                    3,664                    -       10,196

Depreciation and
 amortization                        164                        -                  775  (a)     939
                             -----------              -----------           ----------      -------
                                   6,696                    3,664                  775       11,135
Income (loss)from
 operations                           70                    4,297                 (775)       3,592

Interest expense                    (365)                       -                 (654) (b)  (1,019)

Other income (expense), net          137                        -                    -          137
                             -----------              -----------           ----------      -------
Income (loss) before
 before income taxes                (158)                   4,297               (1,429)       2,710

Income taxes                          53                    1,719   (d)           (572) (c)   1,200
                             -----------              -----------           ----------      -------
Net income (loss)            $      (211)             $     2,578           $     (857)     $ 1,510
                             -----------              -----------           ----------      -------
                             -----------              -----------           ----------      -------

Earnings (loss) per share -
 basic and diluted

Basic                        $     (0.01)                                                   $  0.08

Diluted                      $     (0.01)                                                   $  0.07

Weighted Average Shares
 Outstanding
Basic                             14,931                                          3,125 (e)  18,056

Diluted                           14,931                                          5,513 (f)  20,444


See accompanying notes to unaudited pro forma condensed combined financial information.

                                  Innovo Group Inc.
           Unaudited Pro Forma Condensed Combined Statement of Operations
                          (in thousands, except per share data)


                                  Innovo Historical    Blue Concepts Historical
                                     Year Ended              Year Ended          Pro Forma   Pro Forma
                                  November 30, 2002       January 31, 2003      Adjustments    Total
                                  -----------------       ----------------      -----------    -----


Net sales                         $          29,609       $         75,887      $         -    $ 105,496

Cost of goods sold                           19,839                 61,434                -       81,273
                                   ----------------        ---------------       ----------     --------
Gross profit                                  9,770                 14,453                -       24,223

Operating expenses:
Selling, general and
 administrative                               8,325                  4,976                -       13,301
Depreciation and
 amortization                                   256                      -            1,550  (a)   1,806
                                   ----------------        ---------------       ----------     --------
                                              8,581                  4,976            1,550       15,107

Income (loss) from operations                 1,189                  9,477           (1,550)       9,116

Interest expense                               (538)                     -           (1,308) (b)  (1,846)

Other income (expense), net                      61                      -                -           61
                                   ----------------        ---------------       ----------     --------
Income (loss)before income taxes                712                  9,477           (2,858)       7,331

Income taxes                                    140                  3,791  (d)      (1,143) (c)   2,788
                                   ----------------        ---------------       ----------     --------
Net income (loss)                  $            572        $         5,686       $   (1,715)    $  4,543
                                   ----------------        ---------------       ----------     --------
                                   ----------------        ---------------       ----------     --------

Earnings (loss) per share -
 basic and diluted

Basic                              $          0.04                                              $   0.25
Diluted                            $          0.04                                              $   0.24

Weighted Average Shares
 Outstanding

Basic                                       14,856                                    3,125  (e)  17,981

Diluted                                     16,109                                    3,125  (e)  19,234


See accompanying notes to unaudited pro forma condensed combined financial information.

                                     Innovo Group Inc.
                 Unaudited Pro Forma Condensed Combined Balance Sheet
                                       (in thousands)

                                        Innovo Historical
                                              as of                 Pro Forma       Pro Forma
                                          May 31, 2003             Adjustments        Total
                                          ------------             -----------        -----
               ASSETS
 CURRENT ASSETS
  Cash and cash equivalents               $        882            $          -        $   882
  Accounts receivable, and due from
   factor net of allowance for
   uncollectible accounts of $311
    (2003) and $383 (2002)                       1,895                       -          1,895
  Inventories                                    8,297                       -          8,297
  Prepaid expenses & other current
   assets                                          644                       -            644
                                          ------------             -----------         ------
 TOTAL CURRENT ASSETS                           11,718                       -         11,718

 PROPERTY, PLANT and EQUIPMENT, net              1,442                       -          1,442
 GOODWILL                                        4,271                  10,189    (g)  14,460
 INTANGIBLE ASSETS, NET                            403                  11,611    (g)  12,014
 OTHER ASSETS                                       18                       -             18
                                          ------------             -----------         ------

 TOTAL ASSETS                             $     17,852             $    21,800        $39,652
                                          ------------             -----------        -------
                                          ------------             -----------        -------

   LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
  Accounts payable and  accrued expenses  $     4,696              $         -       $  4,696
  Due to factor                                   847                        -            847
  Due to related parties                        3,795                        -          3,795
  Current maturities of long-term debt            787                        -            787
                                          -----------              -----------       --------
 TOTAL CURRENT LIABILITIES                     10,125                        -         10,125


 LONG-TERM DEBT, less current maturities        2,230                   21,800   (g)   11,530
                                                                       (12,500)  (h)

 8% Redeemable preferred stock,
  $0.10 par value: Authorized shares-               -                        -              -
  5,000,  issued and outstanding 194
  shares (2003)

 STOCKHOLDERS' EQUITY
  Common stock, $0.10 par - shares,
   Authorized 40,000
    Issued and outstanding 15,129
    (2003) , 18,254 (with pro forma
    effect)                                     1,517                      313   (h)   1,830
  Additional paid-in capital                   40,954                   12,187   (h)  53,141
  Accumulated deficit                         (33,719)                       -       (33,719)
  Promissory note-officer                        (703)                       -          (703)
  Treasury stock                               (2,553)                       -        (2,553)
  Accumulated other comprehensive loss              1                        -             1
                                         ------------              -----------      --------
 TOTAL STOCKHOLDERS' EQUITY                     5,497                   12,500        17,997
                                         ------------              -----------      --------

 TOTAL LIABILITIES and STOCKHOLDERS'
  EQUITY                                 $     17,852              $    21,800      $ 39,652
                                         ------------              -----------      --------
                                         ------------              -----------      --------


 See accompanying notes to unaudited pro forma condensed combined financial information.

I.   Adjustments

     (a)  The pro forma adjustment to reflect the amortization
          of identifiable intangible assets recorded in accounting for the purchase of the Business over terms of four to ten years. Final allocation of the purchase price may involve revaluation of certain assets.
     (b) The pro forma adjustment to reflect the increase in interest expense related to the additional promissory notes issued in connection with the acquisition of the Business with an initial face amount of $21.8 million bearing interest at 6% per annum.
     (c)  Pro forma adjustment reflects the increase or
          decrease in income tax expense as the result of the pro forma adjustments above in addition to reflecting the historical effective tax rate of the combined companies assuming a 40% effective tax rate.
     (d)  Assumes a 40% tax rate for the Blue Concepts
          historical results of operation as the audited statement of operation reflects net income before taxes.
     (e)  Pro forma adjustment assumes the issuance of
          3,125,000 shares of common stock on the conversion of $12.5 million of the Promissory Note (Note) issued in the original amount of $21.8 million. The conversion is contingent on shareholder approval.
     (f)  The pro forma adjustment reflects the dilutive
          effect of options and warrants under the treasury stock method, in addition to the assumed issuance of common stock on the conversion of $12.5 million of the Note to 3,125,000 shares of common stock. This conversion is contingent on shareholder approval. Previously, the options and warrants had been excluded from the calculation, as their effect would have been anti-dilutive.
     (g) The pro forma adjustment to reflect the purchase of certain assets of the Business for consideration of
          $21.8 million in promissory notes.   Based on a
          preliminary valuation, this purchase price is allocated to intangible assets including customer lists, non-compete agreements, and goodwill not subject to amortization. The final breakdown of the allocation and the final descriptions of the categories are subject to completion of a valuation analysis.
     (h) Pro forma adjustment reflects the conversion of $12.5 million of the Note to 3,125,000 shares of common stock, assuming shareholder approval of the conversion.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cuased this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVO GROUP INC.


Dated:  September 30, 2003        By:  /s/ Samuel J. Furrow, Jr.
                                     ---------------------------
                                     Samuel J. Furrow, Jr.
                                     Chief Executive Officer